SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: May 20, 2003

(Date of earliest event reported)

Dominion Resources, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-8489	54-1229715
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219-3932

(804) 819-2000

(Address including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On May 20, 2003, Dominion Resources, Inc. (the Company) entered into a purchase agreement (the Purchase Agreement) with Lehman Brothers Inc. in connection with the issuance and sale of 10,000,000 shares of common stock (plus up to 1,000,000 additional shares pursuant to an overallotment option). The shares of common stock are a portion of the $4.5 billion aggregate principal amount of securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 pursuant to the Securities Act of 1933, as amended, which registration statement was declared effective on August 9, 2002 (File No. 333-97393). A copy of the Purchase Agreement including exhibits thereto, is filed as Exhibit 1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

1	Purchase Agreement, dated May 20, 2003, between the Company and Lehman Brothers Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ James P. Carney
James P. Carney Assistant Treasurer

Date: May 21, 2003